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                                                                    Exhibit 1.01


                          NEW YORK MORTGAGE TRUST, INC.
                             SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                          ________________, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
  as Representative of the several Underwriters
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

      Each of New York Mortgage Trust, Inc. a Maryland corporation (the "Company") and The New York Mortgage Company, LLC, a Delaware limited liability company ("NYMC"), and, with respect only to Sections 3 and 4(b) hereof, Steven
B. Schnall ("Schnall") and Joseph V. Fierro ("Fierro" and, together with Schnall, the "Founding Members") confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company of _____________ shares (the "Initial Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto and
(ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of ____________ additional shares of Common Stock (the "Option Shares") to cover over-allotments, if any, from the Company, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. The __________ shares of Common Stock to be purchased by the Underwriters described in Section 1(a) and all or any part of the ___________ shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Shares."

      The Company has filed with the Securities and Exchange Commission (the Commission"), a registration statement on Form S-11 (No. 333-111668) for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations") which contains a form of prospectus to be used in connection with the public offering and sale of Shares. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the Securities Act and Securities Act Regulations. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the
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Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, including amendments thereof or supplements thereto, before the Registration Statement became effective under the Securities Act which was filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations and distributed to prospective investors in connection with the offering of the Shares is hereinafter called the "Preliminary Prospectus." The term "`Prospectus" means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

      The Company and the Underwriters agree as follows:

      1.    Sale and Purchase:

            (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $________, the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite their names, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in
      Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

            (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares at the purchase price per share set forth in paragraph (a), plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (but in no event in more than two installments) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined.


                                      -2-
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      If the option is exercised as to all or any portion of the Option Shares, the Company will sell such Option Shares to the Underwriters, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

            2.    Payment and Delivery

            (a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior written notice to the Company, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours' prior written notice. To the extent the Representative requests that the Initial Shares be delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of delivery of and payment for the Initial Shares shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the "Date of Delivery." Delivery of and payment for the Initial Shares shall occur at the Richmond, Virginia offices of Hunton & Williams LLP.

            (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior written notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours' prior written notice. To the extent the Representative requests that the Option Shares be delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of


                                      -3-
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      Delivery with respect thereto at the Designated Office. The time and date of delivery of and payment for such Option Shares shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing. Delivery of and payment for the Option Shares shall occur at the Richmond, Virginia offices of Hunton & Williams LLP.

            (c) Directed Shares. It is understood that approximately __________ shares of the Initial Shares ("Directed Shares") initially will be reserved by the Underwriters for offer and sale to officers, employees, directors and related persons ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD" and such program for such offer and sale, the "Directed Share Program"). Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

            3.    Representations and Warranties of the Company:

            The Company, NYMC and each of the Founding Members, jointly and severally, represent and warrant to the Underwriters that:

            (a) The outstanding shares of capital stock or membership interests, as applicable, of the Company, NYMC and New York Mortgage Funding, LLC, a Delaware limited liability company ("NYMF") have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding membership interests of NYMF are and, following payment of the consideration for the Company's acquisition of NYMC described in the Prospectus, all of the outstanding membership interests of NYMC will be, directly or indirectly owned of record and beneficially by the Company free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company, NYMC or NYMF convertible into or exchangeable for any capital stock or membership interests of the Company, NYMC or NYMF, (ii) warrants, rights or options to subscribe for or purchase from the Company, NYMC or NYMF any such capital stock or membership interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company, NYMC or NYMF to issue any shares of capital stock or membership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; except as disclosed in the prospectus and named in Exhibit 21 to the Registration Statement, neither the Company, nor NYMC nor NYMF has any subsidiaries or owns, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other entity.


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            (b) The authorized capital stock, and the number of issued and outstanding shares of Common Stock, of the Company, on an actual basis, on a pro forma basis after giving effect to the NYMC acquisition, and on a pro forma as adjusted basis after giving effect to the NYMC acquisition and the offering, are as set forth in the Prospectus. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus. None of the outstanding shares of capital stock or membership interests, as applicable, of the Company, NYMC or NYMF were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, NYMC or NYMF. The descriptions of the Company's 2004 Incentive Plan, and of the options or other awards granted thereunder, set forth in the Prospectus fairly and accurately present the information required to be shown with respect to such plan, options or other awards. Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock nor have NYMC or NYMF sold or issued any membership interests during the six-month period preceding the date of the Prospectus.

            (c) Each of the Company, NYMC and NYMF has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or formation with full corporate power and authority to own its respective properties and to conduct its respective businesses as described in the Prospectus; each of the Company and NYMC has full corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein and the Company has full corporate power and authority to execute and deliver the Contribution Agreement and to consummate the transactions contemplated therein;

            (d) Each of the Company, NYMC and NYMF is duly qualified and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not reasonably be likely, individually or in the aggregate, to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), of the Company and its subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a "Material Adverse Effect" or "Material Adverse Change"); except as disclosed in the Prospectus, NYMF is not and NYMC will not, following the consummation of the transactions contemplated by the Contribution Agreement, be prohibited or restricted, directly or indirectly, from making distributions to the Company with respect to such entity's membership interests, or from repaying to the Company any amounts which may from time to time become due under any loans or advances to such entity from the Company or from transferring any of NYMF's or NYMC's property or assets to the Company;

            (e) Each of the Company, NYMC and NYMF is in compliance in all material respects with all laws, rules, regulations, orders, decrees and judgments applicable to it,

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      including those relating to transactions with affiliates, and has not received any notice of any material actual or proposed changes in existing federal, state, local or foreign laws, rules or regulations or any orders, decrees or judgments applicable to it;

            (f) Neither the Company, nor NYMC nor NYMF is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both, would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any material obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, NYMC or NYMF is a party or by which any of them or their respective properties or assets may be bound or affected;

            (g) The execution, delivery and performance of this Agreement, and consummation by the Company and NYMC of the transactions contemplated herein, do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of, or default under),
      (i) any provision of the organizational documents of the Company, NYMC or NYMF, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, NYMC or NYMF is a party or by which any of them or their respective properties or assets may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, NYMC or NYMF; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, NYMC or NYMF;

            (h) This Agreement has been duly authorized, executed and delivered by the Company and NYMC and constitutes the legal, valid and binding agreement of the Company and NYMC enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

            (i) no approval, authorization, consent or order of or registration or filing with any federal, state or local court, governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's or NYMC's execution, delivery and performance of this Agreement or the Company's execution, delivery and performance of the Contribution Agreement, the consummation of the transactions contemplated herein or therein, or the sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

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            (j) Each of the Company, NYMC and NYMF has obtained all material licenses, authorizations, consents, accreditations, certifications and approvals and has made all material filings required under any federal, state or local law, regulation or rule, which authorizations, consents, accreditations, certifications, approvals and filings are required in order to conduct its business as currently conducted or as proposed to be conducted as described in the Prospectus; neither the Company, nor NYMC, nor NYMF is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of, or proceeding relating to, any such material license, authorization, consent, accreditation, certification or approval applicable to the Company, NYMC or NYMF; and no such license, authorization, consent, accreditation, certification or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus;

            (k) Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission's satisfaction with all requests on the part of the Commission for additional information;

            (l) Each Preliminary Prospectus, the Prospectus and all amendments or supplements thereto, complied when filed, and comply as of the date hereof, with the requirements of the Securities Act and the Securities Act Regulations in all material respects; each of the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto, complied at the time it became effective and complies as of the date hereof with the requirements of the Securities Act and the Securities Act regulations in all material respects; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus or any amendment or supplement thereto did not, as of the applicable filing date and will not, at the Closing Time and on each Date of Delivery, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(b) hereof);

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            (m) The Prospectus will be identical to the version of the
      Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

            (n) There are no material actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or NYMC, threatened against or affecting the Company, NYMC or NYMF or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency;

            (o) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly and accurately in all material respects the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis throughout the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Summary - Selected Historical and Pro Forma Financial Data of Our Company and NYMC", "Capitalization" and "Selected Historical and Pro Forma Financial Data of Our Company and NYMC" present the information purported to be shown therein fairly and accurately in all material respects and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the amounts in the Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" are accurately computed, fairly present the information purported to be shown therein and have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus present fairly and accurately in all material respects the information purported to be contained therein, complies in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable and that the adjustments applied therein are appropriate to give effect to the transactions and circumstances referred to therein; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company, NYMC and NYMF, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other financial statements or pro forma financial information is required under applicable law or the rules and regulations of the SEC to be included in the Registration Statement or the Prospectus;

            (p) Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company, NYMC and NYMF are filed with the Commission as part of the Registration Statement and Prospectus are, and were during the periods covered by their reports, independent public accountants with respect to each of the Company, NYMC and NYMF as required by the Securities Act, the Securities Act Regulations and the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations of the Commission thereunder (together, the "Sarbanes-Oxley Act");

            (q) Subsequent to the respective dates as of which information is given in the most recent Preliminary Prospectus, and except as may be otherwise stated in such Preliminary Prospectus, there has not been (A) any Material Adverse Change or any event or development including, but not limited to any loss or damage (whether or not insured) to the property of the Company, NYMC or NYMF, that could reasonably be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company, NYMC and NYMF taken as a whole, entered into by the Company, NYMC or NYMF, (C) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company, NYMC or NYMF that is material to the Company and its subsidiaries taken as a whole, (D) any dividend or distribution of any kind declared, paid or made by the Company or NYMC on any class of its capital stock or membership interests or any repurchase or redemption by the Company or NYMC of any class of capital stock or other equity interests, or (E) any change in the capital stock or membership interests, as applicable, or long-term debt or short-term borrowings of the Company, NYMC or NYMF;

            (r) There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company, NYMC or NYMF under the Securities Act;

            (s) The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company, NYMC or NYMF is a party or otherwise;

            (t) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance;

            (u) The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (v) Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the "Exchange Act Regulations"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD;

            (w) The Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares, other than with respect to applicable state securities or "blue sky" laws and foreign securities laws;

            (x) Any certificate signed by any officer of the Company, NYMC or NYMF delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company, NYMC and each of the Founding Members jointly and severally, to each Underwriter as to the matters covered thereby;

            (y) The form of certificate used to evidence the Common Stock, as filed with the Commission as Exhibit 4.1 to the Registration Statement, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange;

            (z) Neither the Company, nor NYMC nor NYMF owns or has previously owned any real property other than real property owned by NYMC as a result of foreclosures in the ordinary course of business; each of the Company, NYMC and NYMF have good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company, NYMC or NYMF, as the case may be; and any real property and buildings held under lease by the Company, NYMC or NYMF are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company, NYMC or NYMF;

            (aa) The descriptions in the Registration Statement and the Prospectus of legal or governmental proceedings, contracts, agreements and other legal documents present fairly in all material respects the information required to be shown therein, and there are no legal or governmental proceedings, contracts, agreements, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company, NYMC or NYMF and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, NYMC or NYMF, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles; to the knowledge of the Company, NYMC and NYMF, no other party to any such agreement is in material breach or default thereof or thereunder;

            (bb) Each of the Company, NYMC and NYMF owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle it to conduct its business as described in the Prospectus, and neither the Company, nor NYMC nor NYMF has received notice of infringement of or conflict with (and neither the Company, nor NYMC, nor any Founding Member knows of any such infringement of or conflict with) asserted rights of others with respect to any such Intangibles;

            (cc) The Company, NYMC and NYMF have implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and is accumulated and communicated to the Company's management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; the Company makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, NYMC and NYMF; and the Company, NYMC and NYMF maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions involving the Company, NYMC or NYMF are executed in accordance with management's general or specific authorizations; (ii) transactions involving the Company, NYMC or NYMF are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (dd) Each of the Company, NYMC and NYMF has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof and has paid all taxes shown as due thereon and any related assessments, fines or penalties; no material tax deficiency has been asserted against any such entity nor any Founding Member with respect to the Company, NYMC or NYMF, nor does any such entity or any Founding Member know of any such material tax deficiency which is likely to be asserted against any such entity or any Founding Member; all tax liabilities are adequately provided for in the financial statements contained in the Prospectus;

            (ee) Each of the Company, NYMC and NYMF maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, NYMC and NYMF against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

            (ff) Neither the Company, NYMC nor NYMF is in violation in any material respect, or has received notice of any material violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company, NYMC or NYMF; neither the Company nor NYMC, nor NYMF nor any Founding Member has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time, or both, would give rise to a material claim against the Company, NYMC or NYMF under or pursuant to any Environmental Law with respect to any properties currently or previously owned, leased or operated by the Company, NYMC or NYMF or the assets of the Company, NYMC or NYMF or arising out of the conduct of the business of the Company, NYMC or NYMF; the Company, NYMC and NYMF have received all material permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and each of the Company, NYMC and NYMF is in compliance in all material respects with all terms and conditions of any such permit, license or approval applicable to it; for purposes of this Agreement, the term "Environmental Law" shall mean any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, and any analogous state laws, as any of the above may be amended from time to time and the regulations promulgated pursuant to each of the foregoing.

            (gg) Neither the Company, nor NYMC nor NYMF is in violation in any material respect of any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, and neither the Company nor NYMC nor NYMF has received notice of any such violation;

            (hh) The Company, NYMC and NYMF and each "employee benefit plan" as defined under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") established or maintained by the Company, NYMC or NYMF or their ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any such employee benefit plan; neither the Company nor NYMC nor NYMF has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Section 412, 4971, 4975 or 4980(B) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); each "employee benefit plan" established or maintained by the Company, NYMC or NYMF or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and no "employee benefit plan" established or maintained by the Company, NYMC or NYMF or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any material "amount of unfunded benefit liabilities" (as defined under ERISA); for purposes of this Agreement, the term "ERISA Affiliate" means, with respect to the Company, NYMC or NYMF, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company, NYMC or NYMF is a member;

            (ii) Neither the Company, nor NYMC, nor NYMF, nor any officer, director, manager, employee or agent purporting to act on behalf of the Company, NYMC or NYMF has at any time (i) made any contributions or other payment to any candidate for political office, or failed to disclose fully any such contributions, in violation of law or of a character required to be disclosed in the Prospectus which is not so disclosed, (ii) made any payment to any state, federal, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company, NYMC or NYMF sells or from which the Company, NYMC or NYMF buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company, NYMC or NYMF, or
      (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, NYMC and NYMF; the Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program (as defined above) with the specific intent to unlawfully influence (i) a customer or supplier of the Company, NYMC or NYMF to alter the customer's or supplier's level or type of business with the Company, NYMC or NYMF or (ii) a trade journalist or publication to write or publish favorable information about the Company, NYMC or NYMF;

            (jj) Except as disclosed in the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company, NYMC or NYMF to or for the benefit of any of the officers, directors or managers of the Company, NYMC or NYMF or any of the members of the families of any of them;

            (kk) Neither the Company, nor NYMC, nor NYMF, nor to the knowledge of the Company, NYMC or any Founding Member, any employee or agent of the Company, NYMC or NYMF, has made any payment of funds of the Company, NYMC or NYMF or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus and not so disclosed;

            (ll) All securities issued by the Company, NYMC and NYMF have been issued and sold in compliance with all applicable federal and state securities laws.

            (mm) In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than a Preliminary Prospectus, the Prospectus or the Registration Statement;

            (nn) Each of the Company, NYMC and NYMF has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida) and the rules and regulations thereunder; and neither the Company, nor NYMC, nor NYMF, nor any of their respective affiliates, does business with the government of Cuba or with any person or affiliate located in Cuba;

            (oo) Neither the Company, nor NYMC nor NYMF has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

            (pp) No relationship, direct or indirect, exists between or among the Company, NYMC or NYMF on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, NYMC or NYMF on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or the Prospectus and which is not so described;

            (qq) Each of the director nominees of the Company which is designated as an "Independent Director" in Prospectus satisfies the requirements for independence under the Sarbanes-Oxley Act and the rules of the New York Stock Exchange.

            (rr) Neither the Company, nor NYMC, nor NYMF is, or after giving effect to the offering and sale of the Shares and the receipt of proceeds therefrom will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); the Company will continue to conduct its business in a manner such that it will not be subject to registration as an "investment company" under the Investment Company Act;

            (ss) The Company has retained Deloitte & Touche LLP as its qualified independent accountants;

            (tt) There are no existing or, to the knowledge of the Company, NYMC or any Founding Member, threatened labor disputes with the employees of the Company, NYMC or NYMF;

            (uu) The execution and delivery of that certain Second Amended and Restated Contribution Agreement, dated as of April 29, 2004, by and among the Company, Schnall, Steven B. Schnall Annuity Trust U/A 3/25/04, Fierro and 2004 Joseph V. Fierro Grantor Retained Annuity Trust with respect to the Company's acquisition of NYMC (the "Contribution Agreement") and each of the documents, agreements and instruments executed and delivered in connection therewith, and the consummation of the transactions contemplated by the foregoing, have been duly authorized by all necessary corporate or, as applicable, limited liability company action, including, but not limited to, any vote of the stockholders of the Company or the members of NYMC that may be required by applicable state law; the Contribution Agreement is a legal, valid and binding agreement of the Company and the other parties thereto enforceable in accordance with its terms and is in full force and effect on the date hereof, and neither the Company nor any of the other parties thereto is in breach or default of its obligations thereunder (nor has any event occurred which with notice, lapse of time, or both, would constitute a breach thereof, or default thereunder); the execution, delivery and performance of the Contribution Agreement and consummation of the transactions contemplated therein did not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of, or default under),
      (i) any provision of the organizational documents of the Company, NYMC or NYMF, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company, NYMC or NYMF is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, NYMC or NYMF; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, NYMC or NYMF; and

            (vv) The Company is organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Code; the contemplated method of operation of the Company, NYMC and NYMF (as described in the Prospectus) will enable the Company to meet the requirements for taxation as a REIT under the Code for its short taxable year commencing on the business day preceding the Closing Time and ending December 31, 2004 and in subsequent years; no transaction or other event has occurred which would cause the Company to not be able to qualify as a REIT for its short taxable year described above or any subsequent years and the Company intends to qualify as a REIT for such taxable year and all subsequent years.

            (ww) Each Founding Member represents and warrants to the Underwriters that:

                  (i) Such Founding Member has full power and authority to enter into this Agreement and the Contribution Agreement. All authorizations and consents necessary for the execution, delivery and performance of this Agreement and the Contribution Agreement by such Founding Member have been obtained. This Agreement and the Contribution Agreement have been duly authorized, executed and delivered by or on behalf of such Founding Member and constitute the valid and binding agreement of such Founding Member enforceable against such Founding Member in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of
            Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

                  (ii) The performance of this Agreement and the Contribution
            Agreement and the consummation of the transactions contemplated herein and therein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of, or default under), any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Founding Member is a party or by which he or his properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Founding Member, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of such Founding Member;

                  (iii) no approval, authorization, consent or order of or
            filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with such Founding Member's execution, delivery and performance of this Agreement or the Contribution Agreement or the consummation of the transactions contemplated herein or therein;

                  (iv) such Founding Member (i) has carefully reviewed the
            representations and warranties of the Company, NYMC and the Founding Members contained in this Agreement and has no reason to believe that such representations and warranties are untrue or incorrect and
            (ii) is familiar with the Registration Statement and the Prospectus and has no knowledge of any fact, condition or information required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed;

                  (v) all information with respect to such Founding Member
            contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) was complete and accurate in all material respects on the effective date of the Registration Statement, on the date of the Prospectus, at the Closing Time and on each Date of Delivery;

                  (vi) such Founding Member does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale;"

                  (vii) such Founding Member does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Founding Member does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, NYMC or NYMF other than those described in the Registration Statement and the Prospectus; and

                  (viii) except as otherwise disclosed to the Underwriters in writing, such Founding Member is not a member of or an affiliate of or associated with any member of the NASD.

      4.    Certain Covenants:

            (a)   The Company hereby agrees with each Underwriter:

                  (i) to furnish such information as may be required and
            otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as reasonably requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

                  (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

                  (iii) to prepare the Prospectus in a form approved by the
            Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 4:30 p.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree, and to furnish promptly, and with respect to the initial delivery of such Prospectus, not later than 4:30 p.m. (New York City time) on the day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

                  (iv) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

                  (v) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

                  (vi) for a period of three years from the date of this
            Agreement, to furnish to the Underwriters as soon as practicable after the filing thereof, copies of all reports, if any, filed by the Company with the NASD;

                  (vii) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters, copies in such quantities and at such locations as the Representative may reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, and so that the Prospectus will comply with the law;

                  (viii) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be required by the Securities Act or requested by the Commission;

                  (ix) prior to filing with the Commission any amendment to the
            Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld, delayed or conditioned;

                  (x) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements to the Registration Statement, as filed with the Commission after the date hereof (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

                  (xi) During the period referred to in paragraph (vi) above to file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

                  (xii) to apply the net proceeds from the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

                  (xiii) to make generally available to its security holders and the Representative not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

                  (xiv) to use its commercially reasonable efforts to maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on the New York Stock Exchange;

                  (xv) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

                  (xvi) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus (C) Shares of Common Stock issued pursuant to the Company's 2004 Stock Incentive Plan upon completion of the transactions contemplated herein as disclosed in the Prospectus or upon approval of the compensation committee of the Company's Board of Directors or (D) shares of Common Stock issued by the Company in connection with any merger, acquisition, share exchange or other business combination transaction approved by the Company's Board of Directors, as long as such shares are restricted as to resale for at least the 180 day period referred to above;

                  (xvii) Prior to termination of the underwriting syndicate
            contemplated by this Agreement, not to itself, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or
            (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

                  (xviii) to cause each 1% or greater stockholder, if any, and each executive officer and director (and each director nominee named in the Prospectus) of the Company, each of whom are listed on Schedule D-1 to Exhibit D attached hereto, to furnish to the Representative, prior to the first Date of Delivery, a lock-up letter agreement substantially in the form of Exhibit D hereto.

                  (xix) that the Company shall obtain or maintain, as
            appropriate, Directors and Officers liability insurance in the minimum amount of $12 million which shall apply to the offering contemplated herein;

                  (xx) if at any time during the 90-day period after the
            Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to consult with the Representative concerning whether a press release or other public statement responding to or commenting on such rumor, publication or event is appropriate and to consult with the Representative concerning the substance of any such press release or public statement, provided, however, that, as long as the Company has satisfied its obligations under this subparagraph (xx), the final decisions regarding whether to disseminate any such press release or other public statement, and the content of any such press release or public statement, shall rest with the Company;

                  (xxi) that the Company will comply with all of the provisions of any undertakings in the Registration Statement; and

                  (xxii) that the Company will continue to use its best efforts to meet the requirements to qualify as a REIT under the Code; and

                  (xxiii) that the Company will use its best efforts to
            consummate its acquisition of NYMC pursuant to the Contribution Agreement at the Closing Time with respect to the sale of the Initial Shares pursuant to this Agreement.

                  (xxiv) that the Company (i) will comply with all securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD that are applicable to the Company, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  (xxv) that one of the members of the Audit Committee of the
            Board of Directors of the Company will satisfy the requirements of the Sarbanes-Oxley Act applicable to the Company's "audit committee financial expert" as defined therein.

            (b) The Founding Members hereby agree with each Underwriter to use their best efforts to cause the consummation of the Company's acquisition of NYMC pursuant to the Contribution Agreement at the Closing Time with respect to the sale of the Initial Shares pursuant to this Agreement.

      5.    Payment of Expenses:

            (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance and delivery of the Shares to the Underwriters, including payment of any stock or other transfer taxes or duties payable upon the sale of the Shares (and preparation of certificates therefor, if applicable) to the Underwriters, (iii) the qualification of the Shares for offering and sale under state laws that the Representative has determined are appropriate (including related filing fees and related fees and disbursements of counsel for the Underwriters), (iv) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vi) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange, (vii) making road show presentations with respect to the offering of the Shares,
      (viii) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (ix) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

            (b) The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as background investigations, printing, facsimile, courier service, direct computer expenses, roadshow, accommodations, travel and the fees and disbursements of counsel for the Underwriters, subject to a maximum of $400,000, of which $25,000 has been previously paid to the Representative as a deposit; provided, that the maximum such reimbursement shall be $200,000 if this Agreement is terminated by the Underwriters for any reason other than as set forth in Section 5(c) below, of which $25,000 has been previously paid to the Representative as a deposit.

            (c) Notwithstanding the foregoing, if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, NYMC or the Founding Members to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, NYMC or the Founding Members shall be unable to perform its or their obligations under this Agreement, the Company and NYMC, jointly and severally, will reimburse, without any maximum limitation, the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including but not limited to costs for background investigations, printing, facsimile, courier service, direct computer expenses, roadshow, accommodations, travel and the fees and disbursements of Underwriters' counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

      6.    Conditions of the Underwriters' Obligations.

      The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company, NYMC and the Founding Members hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company, NYMC and the Founding Members of their respective obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

            (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery two opinions of Hunton & Williams LLP (each of which may rely on the opinion of Venable LLP to the extent that any opinion contained therein pertains to Maryland law), counsel for the Company, NYMC and NYMF, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to McDermott, Will & Emery, counsel for the Underwriters, with respect to the matters set forth on Exhibit A-1 and Exhibit A-2 hereto.

            (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Venable LLP, special Maryland counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to McDermott, Will & Emery, counsel for the Underwriters, with respect to the matters set forth on Exhibit B hereto.

            (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Wiener Brodsky, Sidman & Kider, P.C., special regulatory counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to McDermott, Will & Emery, counsel for the Underwriters, with respect to the matters set forth on Exhibit C hereto.

            (d) The Representative shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and NYMC, data with respect to NYMC's historical operations, and such other financial matters included within any Preliminary Prospectus and the Prospectus as are customarily covered by comfort letters issued in connection with registered public offerings involving similar companies.

                  In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or earnings, increases in borrowings, or changes in NYMC's historical operating data from the related information set forth in any Preliminary Prospectus or the Prospectus it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

            (e) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

            (f) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and (iii) the Registration Statement and the Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule and in accordance with this Agreement.

            (h) Between the date of this Agreement and the Closing Time or the relevant Date of Delivery: (i) there shall not have been a Material Adverse Change or any event or development that could reasonably be expected to have a Material Adverse Effect and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its subsidiaries, in each case, which in the Representative's sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

            (i) The Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

            (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (k) The Representative shall have received lock-up letter agreements from each executive officer and director of the Company (and each director nominee named in the Prospectus) and each 1% or greater stockholder of the Company, if any, substantially in the form of Exhibit D, and such letter agreements shall be in full force and effect. The persons from whom the Representative expects to receive such lock-up letter agreements are listed on Schedule D-1 to Exhibit D.

            (l) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:

                  (i) the representations and warranties of the Company and NYMC in this Agreement are, if qualified as to materiality, true and correct in all respects and, if not so qualified, true and correct in all material respects, as if made on and as of the date hereof, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                  (iii) each Preliminary Prospectus and, when the Registration
            Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus which has not been so set forth; and

                  (iv) subsequent to the respective dates as of which
            information is given in the Registration Statement, each Preliminary Prospectus and the Prospectus, and except as may be otherwise stated in such Registration Statement, Preliminary Prospectus or Prospectus, there has not been (A) a Material Adverse Change or any event or development including, but not limited to any loss or damage (whether or not insured) to the property of the Company, NYMC or NYMF, that could reasonably be expected to have Material Adverse Effect, whether or not arising in the ordinary course of business,
            (B) any transaction that is material to the Company, NYMC and NYMF taken as a whole, entered into by the Company, NYMC or NYMF, (C) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company, NYMC or NYMF that is material to the Company and its subsidiaries taken as a whole, (D) any dividend or distribution of any kind declared, paid or made by the Company or NYMC on any class of its capital stock or membership interests or any repurchase or redemption by the Company or NYMC of any class of capital stock or other equity interests, or (E) any change in the capital stock or membership interests, as applicable, or long-term debt or short-term borrowings of the Company, NYMC or NYMF;

            (m) Each of the Founding Members will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate signed by such Founding Member to the effect set forth in subsections 6(k)(i) through (k)(iv) above.

            (n) NYMC will, at the Closing Time and on each Delivery Date, deliver to the Underwriters a certificate of its Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Financial Officer to the effect set forth in subsections 6(k)(i) through (k)(iv) above but only with respect to NYMC.

            (o) The Company, NYMC and the Founding Members shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company, NYMC and the Founding Members contained herein, the performance by the Company, NYMC and the Founding Members of their respective covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

            (p) The Company, NYMC and the Founding Members each shall have performed in all material respects its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

            (q) The consummation of the transactions contemplated by the Contribution Agreement shall occur at the Closing Time with respect to the Initial Shares pursuant to this Agreement.

      7.    Termination:

      The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement or the Prospectus, any Material Adverse Change or any event or development which could reasonably be expected to have a Material Adverse Effect, or material change in management of the Company or any Subsidiary, NYMC or NYMF, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or could reasonably be expected to materially adversely affect the business or operations of the Company, NYMC and NYMF taken as a whole.

      If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

      If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

      8.    Increase in Underwriters' Commitments:

      If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

      Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder at the Closing Time or on any Date of Delivery unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

      If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

      The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

      9.    Indemnity and Contribution by the Company and NYMC and the
            Underwriters:

            (a) The Company and NYMC, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of, or is based upon, or relates to (i) any breach of any representation, warranty or covenant of the Company, NYMC or any

      Founding Member contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or (iv) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or Prospectus; provided, however, that the Company's and NYMC's obligation to indemnify the Underwriters and such controlling persons pursuant to Section 9(a)(i) above shall be limited to losses, expenses, liabilities and damages arising out of claims brought by third parties. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company or NYMC may otherwise have to such Underwriters or controlling persons or otherwise.

                  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or NYMC pursuant to subsection (a) above, such Underwriter shall promptly notify the Company or NYMC, as applicable, in writing of the institution of such action, and the Company or NYMC, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or NYMC, as applicable, will not relieve the Company or NYMC of any obligation hereunder, except to the extent that its ability to defend is actually impaired or prejudiced by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or NYMC, as applicable, in connection with the defense of such action, or the Company or NYMC, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or NYMC, as applicable (in which case the Company or NYMC, as applicable, shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or NYMC, as applicable, and paid as incurred (it being understood, however, that the Company or NYMC, as applicable, shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor NYMC, as applicable, shall be liable for any settlement of any such claim or action effected without its written consent.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless NYMC, the Company, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon
      (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the third full paragraph on page 133 under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of
      Section 3(l) and this Section 9. The indemnity agreement set forth in this
      Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have to such persons or otherwise.

                  If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative will not relieve any Underwriter hereunder, except to the extent that its ability to defend is actually impaired or prejudiced by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the

      Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

            (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims
      (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

            (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection
      (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

            (e) The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) otherwise related to, arising out of, or in connection with the Directed Share Program, other than as a result of the gross negligence or willful misconduct of the Representative.

      10.   Survival:

      The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company, NYMC and the Founding Members contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, NYMC, the Founding Members or any person who controls the Company or NYMC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, NYMC, each Founding Member and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement, each Preliminary Prospectus or the Prospectus.

      11.   Notices:

      Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1301 Avenue of the Avenues, New York, New York 10019, Attention: Chief Executive Officer; if to NYMC, shall be sufficient in all respects if delivered to NYMC at the offices of NYMC at 1301 Avenue of the Avenues, New York, New York 10019, Attention: Chief Executive Officer; if to Schnall, shall be sufficient in all respect if delivered to Schnall at 1301 Avenue of the Americas, New

York, New York 10019; and if to Fierro, shall be sufficient in all respects if delivered to Fierro at 1301 Avenue of the Americas, New York, New York 10019.

      12.   Governing Law; Headings:

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      13.   Parties at Interest:

      The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, NYMC and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      14.   Counterparts and Facsimile Signatures:

      This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

      If the foregoing correctly sets forth the understanding among the Company, NYMC, the Founding Members and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, NYMC, the Founding Members and the Underwriters.




                                               Very truly yours,

                                               NEW YORK MORTGAGE TRUST, INC.


                                               By:______________________________
                                                    Name:
                                                    Title:

                                               NEW YORK MORTGAGE COMPANY, LLC


                                               By:______________________________
                                                    Name:
                                                    Title:

                                               _________________________________
                                               Steven B. Schnall

                                               _________________________________
                                               Joseph V. Fierro

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:_______________________________
Title:

For itself and as Representative of the
other Underwriters named on Schedule I
hereto.

                                   Schedule I



                              Number of Initial          Number of Option
        Underwriter         Shares to be Purchased    Shares to be Purchased
        -----------         ----------------------    ----------------------

Friedman, Billings, Ramsey
& Co., Inc.                      [         ]               [          ]

J.P. Morgan Securities,
Inc.                             [         ]               [          ]

RBC Capital Markets
Corporation
                                 -----------               ------------
                          Total..[         ]...............[          ]
                                 ===========               ============


                                      I-1